UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018
______________
CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)
______________
Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303, Providence, Rhode Island 02903
(Address of principal executive offices)
(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2018, Capital Properties, Inc. (the “Registrant”) held its 2018 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 6,599,912 shares of the Registrant’s Class A common stock outstanding as of the record date, 5,646,171 shares of Class A common stock were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect three directors to serve for terms of one year and until their successors are elected and qualified.  The voting results from the Meeting were as follows:

Election of Directors:

	For	Withheld
Alfred J. Corso	5,620,434	25,737
Robert H. Eder	5,629,451	16,720
Steven G. Triedman	5,645,022	1,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 26, 2018	By:	/s/ Susan R. Johnson
Susan R. Johnson
Treasurer

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